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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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eXegenics Inc.

(Name of Registrant as Specified In Its Charter)

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FOR IMMEDIATE RELEASE

Contact:	WaLisa M. Davenport
eXegenics Inc.
(214) 358-2000

William Fiske (Information Agent)
Georgeson Shareholder Communications Inc.
Banks and Brokers: (212) 440-9800
All Others Call Toll-Free: (800) 964-0733

FORMER NASDAQ CFO APPOINTED TO EXEGENICS BOARD

Gordon Martin to serve on Audit Committee

DALLAS, November 10, 2003 — eXegenics Inc. announced that Gordon Martin, a former Chief Financial Officer of the NASDAQ Stock Market, Inc., has been appointed to the Company’s Board of Directors. He will also serve as a member of the Company’s Audit Committee.

Mr. Martin, 55, was CFO of the NASDAQ from 2000 to 2001 and served as a Managing Director of CIBC World Markets from 1995 to 2000. Previously he also served in various management positions with Westpac Banking Corporation from 1993 to 1995 and with Marine Midland Bank from 1976 to 1993. A certified public accountant, he began his career with Price Waterhouse after receiving an MBA from SUNY Buffalo and a BS from Canisius College.

Commenting on the appointment, Ronald L. Goode, Ph.D., Chairman and CEO of eXegenics, said, “We are extremely fortunate and very pleased to have Gordon Martin join the Board of eXegenics. He will bring to our deliberations a wealth of experience in financial matters, transaction negotiations and corporate governance, and provide the independent oversight so critical to shareholder confidence in today’s business environment.”

Safe Harbor

This release contains forward-looking statements. The words “believe,” “expect,” “intend”, “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are subject to certain risks, uncertainties and assumptions that are difficult to predict. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. eXegenics undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.